EXHIBIT 10.5

FORM OF PERFORMANCE UNIT AGREEMENT

THIS AGREEMENT, by and between XL Group plc, an Irish company (“the Company”), and You (the “Grantee”) is effective as of February 28, 2013.

WHEREAS, Grantee is an employee of the Company and/or any of its subsidiaries (collectively called the “Company”); and

WHEREAS, the Company regards Grantee as a valuable employee of the Company and has determined it to be in the interest of the Company to grant to Grantee an award of Performance Units pursuant to Article VII of the Company’s 1991 Performance Incentive Program (the “Plan”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and Grantee agree as follows:
(a)Grant of Performance Units.
The Company has granted to Grantee an award (the “Award”) on February 28, 2013 (the “Grant Date”) with a target amount of Performance Units (the “Target Amount”), subject to the restrictions set forth below (the “Performance Units”). Performance metrics and goals have been established by the Management Development and Compensation Committee of the Board of Directors (the “Committee”) for the Performance Period. The performance goals consist of one or more business criteria as approved by the Company’s shareholders and consistent with Article VII.A.2 of the Plan, and were established not later than 90 days after the beginning of the performance period applicable to such Award, as required or permitted for “performance-based compensation” under Code Section 162(m). The Performance Period will begin on January 1, 2013 and end on December 31, 2015.
The Award is granted pursuant to the terms of the Company’s 1991 Performance Incentive Program, which is incorporated by reference herein. Any capitalized terms used herein and not defined shall have the meanings given to those terms in the 1991 Performance Incentive Program.
(b)    Vesting and Payment of Award.
The payment of the Award shall be contingent upon the achievement of the pre-established performance goals established by the Committee pursuant to paragraph (a).
After the end of the last fiscal year of the Performance Period, the Committee shall certify in writing the achievement of the performance goals and determine the percentage of the Award to be paid. The percentage of the Award calculated will be based on the performance factor approved by the Committee and will range from 0% to 200% of the Target Amount (the “Calculated Award”).
Except as otherwise provided in paragraph (f) below, (i) the Payment Date is February 28, 2016, (ii) the Calculated Award will vest only if Grantee remains continuously employed by the Company through the Payment Date , and (iii) in cases where the Grantee’s employment terminates prior to the Payment Date the Award shall be immediately be forfeited.
(c)    Committee Discretion.
Notwithstanding the foregoing, the Committee, in its independent judgment, reserves the authority to increase or decrease the final Award payout amount from the Calculated Award (the amount determined as a result of the achievement of the performance goals for the Performance Period) including the authority to make no payout at all—regardless of the actual achievement of performance goals—in response to economic conditions at the time of payout, better or lower than expected performance in other important business/financial measures, or any other reason. Notwithstanding the foregoing, the Committee may not exercise its discretion to increase any Calculated Award amount in the case of an Award intended to qualify under Code Section 162(m).
(d)    Distribution of Stock.
On the Payment Date determined in accordance with paragraph (b) above, the Company shall distribute to Grantee a number of Ordinary Shares, US$0.01 par value per share, of the Company (the “Shares”) equal to the number of Performance Units, if any, that vested. To the extent applicable, Shares shall be distributed as set forth in paragraph (g) below. Prior to the Company’s delivery of the Shares, Grantee shall pay to the Company an amount of cash equal to the par value for each of such Shares delivered.
(e)    Rights and Restrictions.
The Performance Units shall not be transferable other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Performance Units and delivery of the Shares to Grantee, Grantee shall not have any of the rights and privileges of a shareholder as to the Shares subject to the Award. Specifically, Grantee shall not have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares. In addition, dividend equivalent units will not be credited with respect to unvested Performance Units.
(f)    Early Termination.
(i)    Death of Grantee. In the event Grantee dies while in the employment of the Company, the following portion of the Award will vest and Shares equal to the number of such vested Performance Units will be distributed at the time set forth in this clause (i) below: (x) the percentage of the Award earned based upon the extent, if any, of attainment of the performance goals for the Award as measured at the earlier of the end of the calendar year during which such death occurs or the end of the Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days during the Performance Period ending on the date of Grantee’s death and the denominator of which is the number of days in the Performance Period. Such Shares will be distributed to Grantee’s estate or beneficiary on the earlier of: (x) the date after January 1 of the calendar year immediately following the calendar year during which such death occurs and on or prior to March 15 of such calendar year, as determined by the Company, or (y) the Payment Date described pursuant to paragraphs (d) above.
(ii)    Termination of Employment Due to Permanent Disability. In the event Grantee’s employment with the Company is terminated by the Company by reason of Grantee’s Permanent Disability, the following portion of the Award will vest and Shares equal to the number of such vested Performance Units will be distributed at the time set forth in this clause (ii) below: (x) the percentage of the Award earned based upon the extent, if any, of attainment of the performance goals for the Award as measured at the earlier of the end of the calendar year during which such termination of employment occurs or the end of the Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days during the Performance Period ending on the date of Grantee’s termination of employment and the denominator of which is the number of days in the Performance Period. Such Shares will be distributed to Grantee on the earlier of: (x) the date after January 1 of the calendar year immediately following the calendar year during which such termination of employment occurs and on or prior to March 15 of such calendar year, as determined by the Company, or (y) the Payment Date described pursuant to paragraphs (d)) above. For purposes hereof, “Permanent Disability” means those circumstances under which Grantee has been unable to perform his or her duties and responsibilities with the Company for at least 60 continuous days because of physical, mental or emotional incapacity resulting from injury, sickness or disease, and will be unable to continue to perform his or her duties and responsibilities for a total of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease; provided, however, that with respect to any Grantee who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Permanent Disability is to be made, Permanent Disability shall have the meaning attributed in such employment agreement.
(iii)    Termination of Employment Due to Retirement. In the event Grantee’s employment with the Company is terminated due to his or her Retirement, the following portion of the Award will vest and Shares equal to the number of such vested Performance Units will be distributed at the time set forth in this clause (iii) below: (x) the percentage of the Award earned based upon the extent, if any, of attainment of the performance goals for the Award as measured at the end of the Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days during the Performance Period ending on the date of Grantee’s Retirement and the denominator of which is the number of days in the Performance Period. Such Shares will be distributed to Grantee on the Payment Date described pursuant to paragraphs (d) above. For purposes hereof “Retirement” shall mean the termination of employment by Grantee if (i) such termination of employment occurs after (x) Grantee has reached age 55, (y) the Grantee has a minimum of 5 years of service with the Company, and (z) the sum of Grantee’s age and full years of continuous service with the Company equals or exceeds 65, and (ii) a determination has been made by the Committee, in its sole discretion, that it is appropriate under the circumstances (taking into account, without limitation, the intention of Grantee with respect to future employment) for the Performance Units to become vested at the time of such termination of employment.
(iv)    Termination Not For Cause. In the event Grantee’s employment with the Company is terminated by the Company not for Cause (as defined below), the following portion of the Award will vest and Shares equal to the number of such vested Performance Units will be distributed at the time set forth in this clause (iv) below: (x) the percentage of the Award earned based upon the extent, if any, of attainment of the performance goals for the Award as measured at the end of the Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days during the Performance Period ending on the date of such termination of employment and the denominator of which is the number of days in the Performance Period. Such Shares will be distributed to Grantee on the Payment Date described pursuant to paragraphs (d) above. For purposes hereof, “Cause” shall mean (I) conviction of Grantee of a felony involving moral turpitude or dishonesty; (II) Grantee, in carrying out his or her duties for the Company, has been guilty of (A) gross neglect or (B) willful misconduct; provided, however, that any act or failure to act by Grantee shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by Grantee in good faith and in a manner reasonably believed to be in the overall best interests of the Company; (III) Grantee’s continued willful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice; or (IV) Grantee’s sustained failure to perform the essential duties of Grantee’s role after receipt of notice. The determination of whether Grantee acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company or, if the General Counsel shall have an actual or potential conflict of interest, the Committee.
(v)    Change of Control. In the event there is a Change of Control of the Company during the period that Grantee is employed by the Company, the Award will vest at target (100%) and Shares equal to the number of such vested Performance Units will be distributed to Grantee at the time of the Change of Control; provided, however, that, if the Performance Units are deferred compensation for purposes of Section 409A of the Code, distribution of such Shares will be accelerated to the time of the Change of Control only if the event constituting a Change of Control also constitutes a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company.
(g)    Status of Shares.
Upon issuance, the Shares shall rank equally in all respects with the other outstanding Shares of the Company and shall be fully paid.

(h)    Adjustments for Recapitalizations, Etc.
In the event of any alteration or re-organization whatsoever taking place in the capital structure of the Company whether by way of capitalization of profits or reserves, capital distribution, rights issue, consolidation or sub-division of Shares, the conversion of one class of share to another or reduction of capital or otherwise, the number of Shares subject to this Award shall be proportionately adjusted by the Board on an equitable basis.
(i)    Obligations as to Capital.
The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.
(j)    Dividend Equivalents.
Dividend equivalents will not be paid with respect to Grantee’s Performance Unit Award.
(k)    Withholding.
Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable income tax withholding requirements or social security or similar requirements arising out of the Award. The Company may withhold or sell such number of Shares, to which the Grantee would otherwise be entitled, as is appropriate in the opinion of the Company to meet any responsibility for the withholding of taxes, social payments or other amounts under applicable law.
(l)    Transfer Restrictions.
Grantee shall comply with the Company’s stock ownership guidelines as in effect from time to time.
(m)    References.
References herein to rights and obligations of Grantee shall apply, where appropriate, to the estate or personal representative of Grantee without regard to whether specific reference to them is contained in a particular provision of this Agreement.
(n)    Notice.
Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
By Post:
XL Group plc
1 Hatch Street Upper
Dublin 2
Ireland
Attn.: General Counsel
Or, if the Company so agrees, may be in such other form including facsimile and electronic mail as agreed, and will be effective only upon receipt by the Company.
If to Grantee:
At the electronic mail address as shown in the Company’s records for the time being, or, at Grantee’s most recent address shown on the Company’s corporate records, or at any other address which Grantee may specify in a notice delivered to the Company in the manner set forth herein.
(o)    Section 409A.
It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Agreement, if Grantee is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of Grantee’s “separation from service,” or (ii) the date of Grantee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Grantee in a lump sum and any remaining payments due under this Agreement shall be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts upon or following a termination of employment that are considered deferred compensation under Section 409A, references to Grantee’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to Grantee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the

Company. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.
(p)    Clawback Policy.
Notwithstanding any term of these Performance Units to the contrary, the Company reserves the right to cancel these Performance Units or require the return of Shares received under these Performance Units (or the cash value of the Shares, as determined by the Board in its sole discretion) to the extent provided under, and in accordance with, the Company's Clawback Policy as in effect from time to time, which Policy is incorporated into this Agreement by reference.  As a condition to the grant of these Performance Units, the Employee agrees that he or she will be subject to, and comply with the terms of, the Company's Clawback Policy as in effect from time to time as it applies to any compensation, including equity awards, bonus and other incentive awards.
(q)    Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.